Exhibit 99.1

LETTER OF TRANSMITTAL AND NOTICE OF EXERCISE OF REDEMPTION RIGHT Pursuant to Section 8.04 of the First Amended and Restated Agreement of Limited Partnership of Summit Hotel OP, LP All registered owners exercising the Common Unit Redemption Right referred to in Section 8.04 of the above-referenced partnership agreement must complete sections , and Please also read the “General Instructions” beginning on page 3. FOR OFFICE USE ONLY Approved W-9 Completed Notice of Exercise of Common Unit Redemption Right. In accordance with Section 8.04 of the First Amended and Restated Agreement of Limited Partnership, as amended (the “Partnership Agreement”), of Summit Hotel OP, LP (the “Partnership”), the undersigned registered owner(s) of common units of limited partnership interest in the Partnership (“Common Units”) hereby irrevocably (i) presents for redemption the number of Common Units set forth below in accordance with the terms of the Partnership Agreement and the Common Unit Redemption Right referred to in Section 8.04 thereof, (ii) surrenders such Common Units and all right, title and interest therein and (iii) directs that the Cash Amount or the REIT Shares Amount (each as defined in the Partnership Agreement), as determined by Summit Hotel GP, LLC (the “General Partner”), deliverable upon exercise of the Common Unit Redemption Right be delivered to the address specified below, and if the REIT Shares Amount is to be delivered, such shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned registered owner(s) of Common Units hereby represents, warrants and certifies that: (i) the undersigned has title to such Common Units, free and clear of the rights and interests of any person or entity other than the Partnership or the General Partner; (ii) the undersigned has the full right, power and authority to cause the redemption of the Common Units as provided herein; and (iii) the undersigned has obtained the approval of all persons or entities, if any, having the right to consent to or approve the Common Units for redemption. NUMBER OF COMMON UNITS PRESENTED FOR REDEMPTION: Name and Address of Registered Owner(s). Please make any address corrections below. Signature of Registered Owner(s). This form must be signed by each registered owner in the exact name in which the Common Units are registered, including any Common Units held by entities. SIGNATURE: SIGNATURE: DATE: Telephone number (required): Email address:

2 Request for Taxpayer Identification Number and Certification – Substitute Form W-9. Certification: Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3. I am a U.S. citizen or other U.S. person (as defined in the instructions below) Notification of Backup Withholding I have been notified by the Internal Revenue Service (IRS) that I am currently subject to backup withholding as a result of a failure to report all interest and dividends on my tax return. I understand that marking this box will result in backup withholding on any disbursements made to this account. You must also cross out item 2 above. “The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.” Required: Check appropriate box for federal tax classification: . Individual/sole proprietor C Corporation S Corporation Partnership Trust/estate Limited liability company. Enter tax classification (C=C corporation, S=S corporation, P=partnership): Signature: Date: NOTICE TO NON-RESIDENT ALIEN INDIVIDUALS OR FOREIGN ENTITIES (e.g. foreign corporation, partnership or trusts): DO NOT COMPLETE THE ABOVE SUBSTITUTE FORM W-9. COMPLETE THE ENCLOSED FORM W-8BEN, OR OBTAIN ONE AT www.irs.gov OR CALL 877-536-3552 FOR COPY OF FORM W-8BEN. COMPLETE AND RETURN THE FORM W-8BEN CERTIFICATION OF FOREIGN STATUS. FAILURE TO DO SO WILL SUBJECT YOU TO FEDERAL BACKUP WITHHOLDING AT THE CURRENT APPLICABLE RATE. Certification of Non-Foreign Status (Entities). Under Section 1445(e) of the Internal Revenue Code, in the event of a disposition by a non-U.S. person of a partnership interest in a partnership in which (i) 50% or more of the value of the gross assets consists of United States real property interests (“USRPIs”), as defined in Section 897(c) of the Internal Revenue Code, and (ii) 90% or more of the value of the gross assets consists of USRPIs, cash, and cash equivalents, the transferee will be required to withhold 10% of the amount realized by the non-U.S. person upon the disposition. Unless the box below with respect to the status of the registered owner as a Non-U.S. Person is checked, to inform the General Partner, the Partnership and Wells Fargo Shareowner Services that no withholding is required with respect to the redemption by the registered owner named in section above of its Common Units, the registered owner hereby certifies, under penalties of perjury, the following: (1) the registered owner is not a foreign corporation, foreign partnership, foreign trust, or foreign estate, as those terms are defined in the Internal Revenue Code and the Treasury regulations thereunder; (2) the registered owner is not a disregarded entity as Certificate of Non-Foreign Status (Individuals). Under Section 1445(e) of the Internal Revenue Code, in the event of a disposition by a non-U.S. person of a partnership interest in a partnership in which (i) 50% or more of the value of the gross assets consists of USRPIs and (ii) 90% or more of the value of the gross assets consists of USRPIs, cash, and cash equivalents, the transferee will be required to withhold 10% of the amount realized by the non-U.S. person upon the disposition. Unless the box below with respect to the status of the registered owner as a Non-U.S. Person is checked, to inform the General Partner, the Partnership and Wells Fargo Shareowner Services that no withholding is required with respect to the redemption by the registered owner named in above of its Common Units, the registered owner hereby certifies the following: (a) I am a non-U.S. Person; or (b) I am a U.S. Person and (1) the registered owner is not a nonresident alien for purposes of U.S. federal income taxation, (2) the social security number of the registered owner is as set forth in section above, and (3) the home address of the registered owner is as set forth in section above. The registered owner to inform the General Partner Social Security Number - - Employer Identification Number /

3 defined in Treasury Regulation Section 1.1445- 2(b)(2)(iii); (3) the registered owner’s federal income tax employer identification number is as set forth in section above; (4) the principal business address of the registered owner is as shown in section ; and (5) the registered owner’s jurisdiction of incorporation or formation is. The registered owner agrees to inform the General Partner if it becomes a foreign person at any time during the three-year period immediately following the date of this notice. The registered owner understands that this certification may be disclosed to the IRS by the General Partner and that any false statement contained herein could be punished by fine, imprisonment, or both. I am a non-U.S. Person. SIGNATURE: DATE: This form must be signed by each registered owner in the exact name in which the Common Units are registered, including any Common Units held by entities. promptly if the registered owner(s) become a nonresident alien at any time during the three-year period immediately following the date of this notice. The registered owner(s) under that this certification may be disclosed to the IRS by the General Partner and that any false statement contained herein could be punished by fine, imprisonment, or both. I am a non-U.S. Person. SIGNATURE: SIGNATURE: DATE: This form must be signed by each registered owner in the exact name in which the Common Units are registered, including any Common Units held by entities. Special Issuance/Payment Instructions. To be completed ONLY if the REIT Shares Amount is to be issued in the name of, or if the Cash Amount is to be paid to, someone other than registered owner shown in section above. ISSUE OR PAY TO: NAME: ADDRESS: TAX ID NUMBER: Affix Medallion Guarantee: Special Delivery Instructions. To be completed ONLY if delivery is to be made to someone other than the registered owner at an address other than that shown above. MAIL TO: NAME: ADDRESS: Check this box if this is a permanent change of address.

General Instructions

Section
Number

❶ **Insert the number of Common Units you are presenting** for redemption in accordance with Section 8.04 of the Partnership Agreement. You must submit at least 1,000 Common Units for redemption, or if you hold fewer than 1,000 Common Units, all of your Common Units must be presented for redemption. You may not deliver more than two redemption notices during any calendar year.

❷ This section contains your current name and address as they are reflected on our records.

❸ **Each registered owner must sign here exactly as the name(s) appear(s) in section ❷** (Name and Address of Registered Owner(s)) or by person(s) authorized to sign on behalf of the registered owner(s). If you are signing on behalf of a registered owner your signature must include your legal capacity. If your signature is required to be guaranteed because you are completing section ❼ (Special Issuance Instructions), your guarantor will require proof of your authority to act. Consult your guarantor for their specific requirements. You or your guarantor may access the Securities Transfer Association (STA) recommended requirements online at www.stai.org.

❹ Certification of your Tax ID/Social Security Number is required in order to prevent withholding from amounts paid to you. **You must fill out, sign and date this Substitute Form W-9 (or submit a Form W-8, as applicable),** otherwise your Letter of Transmittal and Notice of Exercise of Redemption Right will be rejected and sent back to you.

❺,❻ Certification of your Non-Foreign Status under section ❺ (for entities) or section ❻ (for individuals) is required in order to prevent withholding from amounts paid to you. **You must fill out** (in the case of section ❺), **sign and date the appropriate Certificate of Non-Foreign Status,** otherwise your Letter of Transmittal and notice of Exercise of Redemption Right will be rejected and sent back to you.

❼ This section should be completed and signed if you want the REIT Shares Amount issued in, or the Cash Amount paid to, another's name. A Medallion Signature Guarantee will be required (i.e., signature is guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP). Please note, an appropriate Form W-9 or Form W-8, as applicable, must also be completed for the person who will receive the REIT Shares Amount or the Cash Amount. You may obtain such forms by contacting Wells Fargo Shareowner Services at the address or the number listed in the General Instructions to this form.

Please consult your tax advisor to determine the tax implications of redeeming your Common Units.

❽ This section should be completed and signed if you want payment of the Cash Amount or the statements for the REIT Shares Amount to be mailed to an address that is different from the address in section ❷ (Name and Address of Registered Owner(s)).

All questions as to the validity, form and eligibility of any exercise of the Common Unit Redemption Right will be determined by the General Partner or Wells Fargo Shareowner Services and such determination shall be final and binding. The General Partner and Wells Fargo Shareowner Services reserve the right to waive any irregularities or defects in the tender of Common Units for redemption in accordance with the Common Unit Redemption Right. A tender of Common Units for redemption in accordance with the Common Unit Redemption Right will not be deemed to have been made until all irregularities have been cured or waived.

If your Common Units are registered in different names, a separate Letter of Transmittal and Notice of Exercise of Redemption Right must be submitted for each registration. Additional Letters of Transmittal and Notice of Exercise of Redemption Right can be obtained by calling Wells Fargo Shareowner Services at the number listed below.

If payment of the Cash Amount for your Common Units is to be made to any person other than the registered holder, any stock transfer taxes payable as a result of the transfer to such person (whether imposed on the registered holder or such person) shall be paid prior to the submission of this Letter of Transmittal and Notice of Exercise of Redemption Right. The General Partner and Wells Fargo Shareowner Services reserve the right to deduct the amount of such taxes from the payment of the Cash Amount, if cash is paid upon redemption of your Common Units and satisfactory evidence of the payment of such taxes, or exemption therefrom, is not submitted.

If this Letter of Transmittal and Notice of Exercise of Redemption Right is signed by a person other than the registered owner (e.g., where the Common Units have been assigned and such assignment has not been registered on the books of Wells Fargo Shareowner Services), this Letter of Transmittal and Notice of Exercise of Redemption must be accompanied by a stock power guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP.

The method of delivery of this Letter of Transmittal and Notice of Exercise of Redemption Right and all other documents is at your option and your risk. If you elect to send these document by mail, it is recommended that you send them by certified or registered mail with return receipt requested. Delivery will be deemed effective only when received by Wells Fargo Shareowner Services.

By Mail to:	***By Overnight Courier or Hand-Delivery to:***
Wells Fargo Shareowner Services	Wells Fargo Shareowner Services
Corporate Actions Department	Corporate Actions Department
P.O. Box 64858	161 North Concord Exchange
St. Paul, MN 55164-0858	South St. Paul, MN 55075

For additional information please contact Shareowner Relations Department at 1-800-380-1372.

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